Exhibit 8.1

Form of Opinion

             [    ], 2014

TriQuint Semiconductor, Inc.

2300 N.E. Brookwood Parkway

Hillsboro, OR 97124

Re:     Rocky Holding, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for TriQuint Semiconductor, Inc., a Delaware corporation (the “Company”), in connection with an Agreement and Plan of Merger and Reorganization dated as of February 22, 2014 by and among the Company, RF Micro Devices, Inc. a North Carolina corporation (“RFMD”), and Rocky Holding, Inc., a Delaware corporation (“Parent”) (the “Merger Agreement”), pursuant to which TriQuint and RFMD will effect a business combination through the merger (the “TriQuint Merger”) of a newly formed direct subsidiary of Parent with and into the Company, followed immediately by the merger (the “RFMD Merger,” and together with the TriQuint Merger, the “Mergers”) of another newly formed direct subsidiary of Parent with and into RFMD. This opinion is being delivered in connection with the Registration Statement on Form S-4 relating to the Mergers filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (as amended through the date hereof, the “Registration Statement”), to which this opinion appears as an exhibit.

You have requested our opinion regarding certain United States federal income tax consequences of the Mergers. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Merger Agreement, (ii) the Registration Statement, (iii) officer’s certificates with respect to each of the Company and RFMD (“Tax Certificates”), and (iv) such other documents, certificates, records, statements and representations as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i) that each of the Mergers will be effected in accordance with the Merger Agreement, (ii) that the statements and representations concerning the Mergers and the Company contained in the Merger Agreement and the Registration Statement, and the statements and representations contained in the Tax Certificates, are true, correct and complete and will remain true, correct and complete at all relevant times and (iii) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof, (iv) the performance of all covenants contained in the Merger Agreement without waiver or breach of any material provision thereof and (v) that any representation or statement made in the Agreement or the Tax Certificates with the qualification “to the knowledge of” or “based on the belief of” the Company, RFMD or Parent, or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm our opinions set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences.”

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Material U.S. Federal Income Tax Consequences” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Perkins Coie LLP